UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Severance Plan

On June 29, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of PayPal Holdings, Inc. (the “Company”) approved amendments to the PayPal Holdings, Inc. Executive Change in Control and Severance Plan and Summary Plan Description dated December 31, 2019 (the “2019 Plan”).

In addition to severance benefits provided in the event of a Qualifying Termination under the 2019 Plan, the amendments provide for severance benefits to participants in the event of a qualifying retirement, defined as the voluntary resignation from service by a participant, other than as a result of death or disability, at a time when the participant has (i) attained at least 60 years of age and (ii) completed at least seven years of continued service as the Chief Executive Officer (CEO) or a Vice President or above with the Company. The severance benefits provided in the event of a qualifying retirement will become effective for the CEO and Executive Vice Presidents in July 2021.

Under the amendments, in the event of a participant’s qualifying involuntary termination, disability or retirement, such participant’s outstanding and unvested Company equity awards will continue to vest on their original vesting date(s) following termination of employment. Prior to the amendments, a participant’s outstanding and unvested Company equity awards received pro-rata acceleration upon termination of employment. Any outstanding and unvested Company equity awards prior to the date of the amendments will continue to receive pro-rata acceleration upon termination, and any remaining shares after the pro-rata acceleration that would have been otherwise forfeited prior to the amendments will continue to vest on their original vesting date(s) pursuant to the amendments. In the event of a participant’s death, any outstanding and unvested Company equity awards will accelerate and vest and any performance-based equity awards will vest at their target levels of achievement.

The continued vesting of equity awards under the amendments is subject to an annual certification by the participant of compliance with post-termination restrictive covenants under the amendments during the remaining vesting term of such equity awards, including non-competition, non-solicitation and non-disparagement obligations. The CEO PSU Award (the performance-based restricted stock unit award granted to Mr. Schulman in April 2018) will not be eligible for any continued or accelerated vesting under the amendments.

The amendments also extend the post-termination health benefits provided upon a participant’s involuntary termination, disability or qualifying retirement to include the continuation of medical benefit premiums (or payments equal to medical premiums following COBRA coverage period) until the last Company equity award vesting date following the participant’s termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.

(Registrant)

Date: July 2, 2021	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary